UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): SEPTEMBER 30, 2005
DIONEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-11250	94-2647429

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
1228 Titan Way,
Sunnyvale, CA 94088
(Address of principal executive offices, including zip code)
(408) 737-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
Item 9.01 Exhibits
SIGNATURE
EXHIBIT 99.1

Item 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
     On October 3, 2005, Dionex Corporation issued a press release acknowledging the receipt of a Nasdaq Staff Determination letter dated September 30, 2005 notifying the company that it had not complied with Nasdaq Marketplace Rule 4310(C)(14) requiring the timely filing of its Form 10-K for the year ended June 30, 2005 with the Securities and Exchange Commission. As a result, Nasdaq has indicated that the company’s trading symbol will be changed from DNEX to DNEXE effective October 4, 2005 and the company has been put on notice that its securities will be delisted from the Nasdaq Stock Market at the open of business on October 11, 2005 unless the company requests a hearing before the Nasdaq Listing Qualification Panel. The Company intends to appeal the Staff’s determination at such a hearing.
     A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.
Item 9.01 Exhibits

Exhibit
No.	Description
99.1	Press Release dated October 3, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIONEX CORPORATION
Dated: October 3, 2005	By:	/s/ Craig A. McCollam
Craig A. McCollam
Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release of Dionex Corporation dated October 3, 2005.